Exhibit 10.19

MRC PAYMENT AGREEMENT

(MEDI-7734)

between

MEDIMMUNE LIMITED

And

VIELA BIO, INC.

Dated as of February 23, 2018

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MRC PAYMENT AGREEMENT

(MEDI-7734)

This MRC Payment Agreement (this “Agreement”) is made by way of a deed and entered into as of February 23, 2018 (the “Effective Date”) by and between MedImmune Limited, a company formed and registered under the laws of England and Wales, whose registered office is at Milstein Building, Granta Park, Cambridge, CB21 6GH (and which is a member of the AstraZeneca group of companies) (“MedImmune”) and Viela Bio, Inc., a Delaware corporation (“Spinco”). MedImmune and Spinco are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Medical Research Council (“MRC”), Cambridge Antibody Technology Limited (subsequently renamed MedImmune Limited) and Cambridge Antibody Technology Group plc entered into an agreement, dated January 7, 1997 (“MRC/CAT Agreement”), under which MRC has granted certain rights to MedImmune in respect to its library cloning technology, phage screening technology and underlying patents;

WHEREAS, MedImmune used phage display technology to identify the antibody known as MEDI-7734 which specifically binds to ILT7 as its intended primary target (“MEDI-7734”);

WHEREAS, MedImmune, MedImmune, LLC and AstraZeneca Collaboration Ventures, LLC have agreed to sell, or to procure the sale, to Spinco, of certain assets relating to certain products and programs aimed at treating inflammation and autoimmune disorders, including specified patents and know-how relating exclusively to such products or programs, on the terms and subject to the conditions set forth in that certain Asset Purchase Agreement dated February 23, 2018 (the “APA”);

WHEREAS, the Patent Rights are distinct from the Technology and the Technology is not incorporated in or needed for the manufacture or sale of MEDI-7734;

WHEREAS, no sublicense is being granted to Spinco under the Patent Rights or the Technology under the MRC/CAT Agreement;

WHEREAS, MedImmune has agreed to sell, or to procure the sale of, by assignment, transfer or sublicense, certain other assets related to MEDI-7734 to Spinco on the terms and subject to the conditions of the APA and the assumption by Spinco of responsibility for certain payment obligations relating to the Exploitation of 7734 Products (defined below);

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

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ARTICLE 1

DEFINITIONS

1.1 Definitions in this Agreement. Unless otherwise specifically provided herein, capitalized words and phrases used in this Agreement shall have the meaning ascribed to them in the MRC/CAT Agreement. In addition, the following terms shall have the following meanings:

“7734 Product” means any product comprising or containing MEDI-7734 (or any fragment, derivative or modification thereof), and that constitutes a Product under the MRC/CAT Agreement.

“Affiliate” has the meaning set forth in the APA.

“Agreement” has the meaning set forth in the preamble hereto.

“APA” has the meaning set forth in the Recitals.

“Assignment” has the meaning set forth in Section 5.7.

“Business Day” has the meaning set forth in the APA.

“CAT” has the meaning set forth in the preamble hereto.

“Effective Date” has the meaning set forth in the preamble hereto.

“Exploit” means to develop, make, have made, use, import, export, market, sell, and offer for sale and “Exploiting” and “Exploitation” shall have a corresponding meanings.

“Law” has the meaning set forth in the APA.

“Losses” has the meaning set forth in the APA.

“MEDI-7734” has the meaning set forth in the Recitals.

“MedImmune” has the meaning set forth in the preamble hereto.

“MRC” has the meaning set forth in the Recitals.

“MRC/CAT Agreement” has the meaning set forth in the Recitals. A copy of the MRC/CAT License Agreement is attached hereto as Schedule 1 and all section cross-references with respect to the MRC/CAT Agreement that are used in this Agreement shall refer to the sections in the attached copy.

“Party” and “Parties” have the meanings set forth in the preamble hereto.

“Person” has the meaning set forth in the APA.

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“Spinco” has the meaning set forth in the preamble hereto.

“Tax” has the meaning set forth in the APA.

“Third Party” has the meaning set forth in the APA.

“Transaction Agreements” has the meaning set forth in the APA.

ARTICLE 2

PAYMENT OBLIGATIONS

2.1 Assumption of Payments. As consideration for the transfer by MedImmune or its Affiliates to Spinco of certain assets, including the assignment and license of intellectual property rights pertaining to the 7734 Product, as between the Parties, Spinco shall assume responsibility for and shall pay to MedImmune for further payment to MRC (or, if applicable, to reimburse MedImmune if MedImmune has made a payment to the MRC after the Effective Date that, as between the Parties pursuant to this Agreement, is Spinco’s responsibility), or (if directed in writing by MedImmune) to MRC, all amounts that are paid or payable by MedImmune to MRC under the MRC/CAT Agreement solely with respect to the Exploitation of the 7734 Product by Spinco, its Affiliates or sublicensees after the Effective Date, including any Royalties (as defined in the MRC/CAT Agreement) due under the MRC/CAT Agreement. For clarity, Exploitation by Spinco shall include, if applicable, supply of the 7734 Product by MedImmune or its Affiliates to Spinco.

2.2 Reductions and Calculations. The payment obligations assumed by Spinco under Section 2.1 will be [***].

2.3 Payments, Reporting and Interest. Unless otherwise directed by MedImmune, Spinco shall pay all amounts that become due for payment in accordance with Section 2.1 and provide any required related reports under the MRC/CAT Agreement solely with respect to the 7734 Product to MedImmune or (if directed in writing by MedImmune) to MRC, in each case in accordance with the terms and conditions of the MRC/CAT Agreement; provided, that Spinco shall pay all such amounts and provide such required reports to MedImmune at least [***] in advance of the due date for such payment or report under the MRC/CAT Agreement, so that MedImmune will in turn satisfy its payment and reporting obligations to MRC under the MRC/CAT Agreement. Without limiting the foregoing, MedImmune shall be responsible for the timely payment of any amounts due under the MRC/CAT Agreement with respect to 7734 Product that have been timely paid by Spinco to MedImmune, and in the event that MedImmune shall fail to make any such payment when due under the MRC/CAT Agreement, Spinco shall have the right to make such payment on behalf of MedImmune. In such event, MedImmune shall promptly reimburse Spinco any such amounts paid by Spinco or, at Spinco’s election, Spinco may offset such amounts paid by Spinco against any future amounts payable to MedImmune hereunder. All payments hereunder shall be made in Sterling. To the extent Spinco fails to pay any amount payable under the MRC/CAT Agreement with respect to the 7734 Product by the due date for such payment, then interest shall accrue on that amount for the period beginning on the due date for payment and ending on the date of actual payment (both before and after judgment) at the rate of [***] rate from time to time, and in any event not less than the amount payable under Clause 7.11 of the MRC/CAT Agreement. Interest shall be calculated on the basis of [***].

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2.4 Records and Audit. Spinco shall keep records as required in Clause 7.8 of the MRC/CAT Agreement solely with respect to the 7734 Product and shall grant MedImmune rights to audit consistent with MRC’s rights to audit MedImmune pursuant to such clause and MedImmune shall have the right to disclose the results of any such audit to MRC. If MRC does not accept any statement prepared by Spinco to satisfy the requirements of Clause 7.6 of the MRC/CAT Agreement, Spinco shall certify the statement in accordance with the procedure described in Clause 7.7 of the MRC/CAT Agreement and Spinco shall make its books and records related specifically to the transactions contemplated under this Agreement available for the purpose of such certification in accordance with Clause 7.7 of the MRC/CAT Agreement.

2.5 Tax. For the avoidance of doubt, Article X of the APA shall govern all matters relating to Tax with respect to the transactions contemplated by this Agreement.

2.6 Financial Terms. Except as permitted by Clause 22.1 of the MRC/CAT Agreement, Spinco shall not make any announcement concerning or disclose to any Third Party any financial terms of this Agreement or the MRC/CAT Agreement.

2.7 Effect of MRC/CAT Agreement. Nothing in this Agreement will be construed as an admission or agreement by Spinco that any specific payments are due pursuant to the MRC/CAT Agreement as a result of Spinco’s (or its Affiliates’ or sublicensees’) Exploitation of the 7734 Product; provided that, as between Spinco and MedImmune, MedImmune shall have the right to determine whether any payments are due pursuant to the MRC/CAT Agreement for MedImmune’s manufacture and sale to Spinco of the 7734 Product. This Section 2.7 shall not limit Spinco’s indemnification obligations pursuant to Section 3.1.

2.8 Representations; Warranties. MedImmune represents and warrants that as of the Effective Date: (a) the Technology is not incorporated in or needed for the manufacture or sale of MEDI-7734; (b) it has provided to Spinco an accurate, true and complete copy of the MRC/CAT Agreement, including all amendments thereto and (c) to its knowledge, the MRC/CAT Agreement is in full force and effect and MedImmune has not received any notice that it is in breach of the MRC/CAT Agreement.

2.9 Maintenance of the MRC/CAT Agreement. Except in accordance with Section 3.2, MedImmune shall not amend, waive, or otherwise modify the terms of the MRC/CAT Agreement during the term of this Agreement in a manner that would have an adverse effect on Spinco’s obligations under this Agreement.

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ARTICLE 3

INDEMNITIES AND INSURANCE

3.1 Indemnification of MedImmune. Spinco shall indemnify and hold harmless MedImmune and its Affiliates and each of their respective officers, directors, employees and agents, from and against, and compensate and reimburse them for, any and all Losses arising from any and all claims brought by MRC, to the extent arising from or relating to (a) any breach of or failure to perform any covenant or agreement made by Spinco in this Agreement, or (b) the Exploitation of the 7734 Product by Spinco, its Affiliates or sublicensees, except in each case to the extent such claim is due to MedImmune’s breach of this Agreement.

3.2 Procedure. MedImmune shall have conduct of any claim subject to indemnification pursuant to Section 3.1. MedImmune shall promptly notify Spinco in writing of the claim for which it seeks indemnification and Spinco shall provide MedImmune, at Spinco’s expense, with reasonable assistance and full information with respect to such claims; provided, however, that MedImmune shall consult with Spinco regarding any proposed settlement of such claim and shall not enter into any settlement that requires payment by Spinco, without Spinco’s written consent, such consent not to be unreasonably withheld, conditioned or delayed. Spinco shall have no obligation to indemnify or hold harmless MedImmune for any unreasonable costs or expenses incurred in MedImmune’s conduct of any claim under this Section 3.2.

3.3 Insurance. Spinco shall have and maintain such types and amounts of insurance covering its Exploitation of the 7734 Product as (i) is normal and customary in the pharmaceutical industry generally for parties similarly situated; (ii) would normally be insured against by a prudent businessman in connection with the risks associated with this Agreement; and (iii) is otherwise required by applicable Law. Upon request by MedImmune, Spinco shall provide to MedImmune evidence of its insurance coverage.

ARTICLE 4

TERM

4.1 Term. This Agreement shall commence on the Effective Date and shall continue until there can be no further actual or contingent payment obligations under the MRC/CAT Agreement solely with respect to the 7734 Product.

ARTICLE 5

MISCELLANEOUS

5.1 Independent Contractor. The Parties and each of their respective Affiliates shall each be an independent contractor in the performance of its obligations hereunder.

5.2 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, AND EXCEPT AS A RESULT OF FRAUD IN CONNECTION WITH MATTERS COVERED HEREIN, AND EXCEPT WITH RESPECT TO ANY LIABILITY PURSUANT TO SECTION 3.1, NEITHER SPINCO NOR MEDIMMUNE SHALL BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY’S AFFILIATES, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR INDIRECT DAMAGES, OR FOR LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (IN EACH CASE, WHETHER OR NOT FORESEEABLE AT THE EFFECTIVE DATE), CONNECTED WITH

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OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION WITH, OR RELATED HERETO, INCLUDING ANY SUCH DAMAGES WHICH ARE BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY.

5.3 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of England and Wales and the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of England and Wales.

5.4 Notices. All notices or other communications which are required or permitted hereunder (each, a “Notice”) shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile or email, addressed to the Parties at their respective addresses specified below or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. All such Notices shall be deemed to have been duly given (a) if sent to a recipient at the proper address as determined pursuant to this Section 5.4 by registered or certified mail, return receipt requested, five calendar days after being posted, postage prepaid; (b) if sent by Federal Express or similar reputable overnight delivery service that maintains records of receipt for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender’s account; (c) if sent by facsimile transmission or email, on the date of transmission with electronic confirmation of transmission; and (d) if delivered by hand, on the date of delivery.

Address for Notice:

If to MedImmune, to:

MedImmune Limited

1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge

CB2 0AA

Attn: Deputy General Counsel, Corporate

With a copy (which shall not constitute notice) to:

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If to Spinco, to:

Viela Bio, Inc.

1 Medimmune Way

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Gaithersburg, MD 20878

United States of America

Attention: Bing Yao

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

701 Pennsylvania Ave., NW, Suite 900

Washington, DC 20004

United States of America

Attention: Christopher Jeffers

5.5 Third Party Beneficiaries. This Agreement does not create any right enforceable by any Person who is not a party to it under the Contracts (Rights of Third Parties) Act 1999.

5.6 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

5.7 Assignment. No Party may assign or transfer this Agreement or any rights or obligations hereunder, directly or indirectly (by operation of Law or otherwise), without the prior written approval of the other Party and any attempted assignment without such required approval shall be null, void and of no effect; provided, however, that (a) MedImmune may assign its rights, interests, and obligations hereunder to an Affiliate of MedImmune or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates, in each case without Spinco’s prior written approval, and (b) Spinco may assign its rights, interests, and obligations hereunder to a wholly owned Affiliate of Spinco without MedImmune’s prior written approval. In addition, following the earlier to occur of (c) the consummation in full of the Milestone Closing (as defined in the Securities Purchase Agreement), and (d) the consummation of a Qualified IPO (as defined in the Restated Certificate (as defined in the Securities Purchase Agreement)), Spinco may assign its applicable rights, interests, and obligations hereunder related to the 7734 Product to a Third Party without MedImmune’s prior written approval, so long as (i) such assignment shall be in connection with the divestment by Spinco of all or substantially all of the assets relating to the 7734 Product (whether by asset purchase or exclusive out-license), (ii) in connection therewith, Spinco also assigns to such Third Party its applicable rights, interests, and obligations under the other Transaction Agreements related to the 7734 Product, and (iii) proper provision shall be made so that the successors and assigns of Spinco shall succeed to Spinco’s applicable rights and

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obligations set forth herein and therein. Furthermore, if Spinco or any of its successors or assigns (e) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (f) transfers, licenses or conveys all or substantially all of its rights and assets to any Person, then, and in each such case, Spinco may assign its rights, interests and obligations hereunder (in whole and not in part) to such Person without the prior written approval of MedImmune so long as in connection therewith Spinco (i) also assigns to such Person all of its applicable rights, interests, and obligations under the other Transaction Agreements, and (ii) ensures that proper provision shall be made so that the successors and assigns of Spinco shall succeed to Spinco’s rights and obligations set forth in this Agreement. Notwithstanding anything to the contrary set forth herein, no assignment or succession pursuant to this Section 5.7 shall relieve the assigning Party or predecessor Party of its obligations hereunder. Upon any permitted assignment, the references in this Agreement to a Party shall also apply to any such assignee unless the context otherwise requires. Notwithstanding the foregoing, in the event a Party assigns its rights or obligations under this Agreement or otherwise makes payments from a jurisdiction other than the jurisdiction in which such Party is organized (each, an “Assignment”), and immediately after such Assignment the amount of Tax required to be withheld on any payment pursuant to this Agreement is greater than the amount of such Tax that would have been required to have been withheld absent such Assignment, then such increased withholding tax shall be borne by the Party making such Assignment.

5.8 Amendment. Except as expressly provided herein, this Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

5.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

5.10 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

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5.12 Entire Agreement. This Agreement, together with the APA, the Transition Services Agreement (together with the Schedules and Exhibits expressly contemplated thereby and attached thereto), the Disclosure Schedules, the other Transaction Agreements and the other agreements, certificates and documents delivered in connection with the APA or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. Each Party acknowledges that, in entering this agreement, it has not relied on and, except in the case of fraud, shall have no remedy in respect of, any representation or warranty that is not set out in this Agreement. No party shall have any claim for innocent or negligent misrepresentation based upon any statement in this Agreement. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern. In the event of any inconsistency between this Agreement and the other Transaction Agreements, the APA shall control.

5.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense “and/or”. The table of contents and captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” or its variations as used herein does not limit the generality of any description preceding such term and shall be construed as “including, without limitation.” The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement, and references to this “Agreement” are references to this Agreement and all exhibits and schedules hereto; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules, regulations or legally binding guidelines issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; (g) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; and (h) references to days (excluding Business Days) or months shall be deemed references to calendar days or months.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS this Agreement has been executed by the Parties as a deed and is intended to be and is delivered on the date first appearing above.

EXECUTED as a DEED by MEDIMMUNE LIMITED acting by its duly authorized officer in the presence of:	[***] Name: [***] Title: Director Witness [***] Name of witness [***] Address of witness [***]

EXECUTED as a DEED by Viela Bio, Inc.

acting by a person under the authority of the company in accordance with the laws of its jurisdiction of incorporation. in the presence of:	/s/ Zhengbin (Bing) Yao Name: Zhengbin (Bing) Yao Title: CEO Witness [***] Name of witness [***] Address of witness [***]

SIGNATURE PAGE TO MRC PAYMENT AGREEMENT

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Schedule 1

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